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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-82634) and related Prospectus of Weatherford International Ltd. for the registration of 1,375,000 common shares and to the incorporation by reference therein of our report dated January 30, 2002, with respect to the consolidated financial statements and schedule of Weatherford International, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Houston, Texas
July 2, 2002